Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
Lance Cornell, CFO, lance.cornell@trcr.com
404-364-8000

October 18, 2006

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND REPORTS 20% REVENUE GROWTH

AND EARNINGS PER SHARE OF $0.04 FOR THE THIRD QUARTER

Atlanta, Georgia. TRANSCEND SERVICES, INC. (TRCR/Nasdaq Market) today announced its results for the quarter and nine months ended September 30, 2006.

For the quarter ended September 30, 2006, Transcend reported revenue of $7,957,000, which represents a 20% increase over the third quarter of 2005. Gross profit as a percentage of revenue increased to 23% from 17%. Net income for the third quarter of 2006 was $320,000, or $0.04 per fully diluted share, compared to a net loss of $518,000, or $0.07 per share, for the third quarter of 2005.

For the nine months ended September 30, 2006, Transcend reported revenue of $23,959,000, which represents a 29% increase over the comparable prior year period. The nine month period in 2005 included eight months of results from Medical Dictation, Inc. (“MDI”), which the Company acquired January 31, 2005. Gross profit as a percentage of revenue increased to 23% from 22%. Net income for the first nine months of 2006 was $695,000, or $0.09 per share, compared to a net loss for the first nine months of 2005 of $748,000, or $0.10 per share.

Revenue increased 20%, or $1,303,000, between the third quarters of 2006 and 2005. The Company’s revenue growth resulted primarily from the addition of new customers, partially offset by the previously announced departure of one customer which moved to an in-house solution at the end of the second quarter of 2006.

Sue McGrogan, Senior Vice President of Operations, stated: “We are very pleased with not only our new customer growth, but also with our almost non-existent customer attrition this year. Customer satisfaction is high, which is the result of hard work by our employees, a customer-oriented organizational structure and improvements in meeting contractual turnaround times. We successfully implemented three major customers at the end of the third quarter, and we expect to expand their volumes over the course of the fourth quarter.”

Gross profit as a percentage of revenue was 23% in the third quarter of 2006, compared to 17% in the third quarter of 2005. The improvement is attributable to (1) the rollout of the Company’s speech recognition-enabled BeyondTXT platform and (2) growth of relatively fixed indirect cost of operations expenses at a slower rate than the rate of revenue growth. Transcend’s use of speech recognition technology increased during the third quarter. Of the volume that is processed through the Company’s data center in Atlanta (which represents roughly 55% of total Company volume), 37% was edited using the BeyondTXT speech recognition platform during the third quarter of 2006. This compares to 29% during the second quarter of 2006.

Jeff McKee, Senior Vice President of Sales and Support Services, added: “We made substantial progress in outsourcing work to two offshore partners during the third quarter, sending over 900,000 lines of transcription work overseas in September. While this is still a relatively small percentage of our business, it gives us an improved ability to allocate resources to meet turnaround times, especially at night. Our offshore efforts should have a measurable impact on our gross profit as a percentage of revenue in 2007.”

Other operating expenses, which are comprised of selling, research and development, general and administrative and depreciation and amortization expenses, decreased by $227,000, or 14%, in the third quarter of 2006 compared to the third quarter of 2005. As a percentage of revenue, other operating expenses decreased from 24% in the third quarter of 2005 to 17% in the third quarter of 2006. The absolute dollar decrease resulted primarily from the Company’s cost control initiatives implemented in the second half of 2005. The Company adopted Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, as of January 1, 2006. As a result, the Company began expensing the value of stock options over the term of service related to stock option grants. Compensation expense related to stock options totalled $36,000 in the third quarter.

Cash flow from operations was $828,000 for the third quarter after being slightly negative in the first half of 2006. The Company had $1,720,000 of working capital and a current ratio of 1.6:1 as of September 30, 2006. Debt totaled $5,309,000 as of September 30, 2006, a decrease of $520,000 from December 31, 2005. The debt balance was comprised of $2,286,000 on a revolving line of credit, $2,272,000 in promissory notes related to the acquisition of MDI and $751,000 related to the establishment of a transcription training center in Abilene, Texas.

Lance Cornell, Chief Financial Officer, stated: “It is especially gratifying to see our continued profitability manifested in our cash flow from operations this quarter. This has enabled us to reduce debt and make important investments in new technology. One 2006 goal that we have not achieved to date is the completion of one or more acquisitions. We are continuing to search for the right medical transcription company or companies to join the Transcend team.”

Larry Gerdes, President and Chief Executive Officer, added: “I want to thank our management team and employees for another excellent quarter. Once again, our revenue growth was strong, we improved our gross profit as a percentage of revenue and we managed to actually reduce other operating expenses in the process. And once again, our people deserve all the credit for making it happen. We are committed to staying focused on our core business and continuing to execute our plans as we prepare for 2007.”

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on October 19, 2006 at 8:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-2724 (the international dial-in number), enter the conference identification number 8804256 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 8804256 from two hours after the completion time of the conference call until midnight on October 23rd.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, difficulties in implementing our offshore outsourcing objectives, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$781,000	$762,000
Accounts receivable, net of allowance for doubtful accounts of $95,000 and $23,000 at September 30, 2006 and December 31, 2005, respectively	3,687,000	3,174,000
Prepaid expenses and other current assets	107,000	142,000

Total current assets	4,575,000	4,078,000

Property and equipment:
Computer equipment	3,466,000	3,215,000
Software	2,872,000	2,721,000
Furniture and fixtures	291,000	285,000

Total property and equipment	6,629,000	6,221,000
Accumulated depreciation and amortization	(5,092,000)	(4,555,000)

Property and equipment, net	1,537,000	1,666,000

Intangible assets:
Goodwill	3,686,000	3,694,000
Other intangible assets	575,000	575,000

Total intangible assets	4,261,000	4,269,000
Accumulated amortization	(187,000)	(101,000)

Intangible assets, net	4,074,000	4,168,000

Other assets	386,000	348,000

Total assets	$10,572,000	$10,260,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Promissory note payable	$1,105,000	$767,000
Accounts payable	295,000	243,000
Accrued compensation and benefits	969,000	838,000
Other accrued liabilities	486,000	698,000

Total current liabilities	2,855,000	2,546,000

Long term liabilities:
Line of credit	2,286,000	1,879,000
Promissory notes payable	1,918,000	3,183,000
Other liabilities	26,000	36,000

Total long term liabilities	4,230,000	5,098,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000,000 shares authorized and no shares outstanding at September 30, 2006 and December 31, 2005	—	—
Common Stock, $0.05 par value; 15,000,000 shares authorized at September 30, 2006 and December 31, 2005; 7,842,000 and 7,876,000 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	392,000	394,000
Additional paid-in capital	28,297,000	28,119,000
Retained deficit	(25,202,000)	(25,897,000)

Total stockholders’ equity	3,487,000	2,616,000

Total liabilities and stockholders’ equity	$10,572,000	$10,260,000

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$7,957,000	$6,654,000	$23,959,000	$18,513,000
Direct costs	6,109,000	5,494,000	18,437,000	14,427,000

Gross profit	1,848,000	1,160,000	5,522,000	4,086,000

Operating expenses:
Sales and marketing	88,000	220,000	316,000	797,000
Research and development	99,000	98,000	283,000	318,000
General and administrative	989,000	1,029,000	3,159,000	2,800,000
Depreciation and amortization	201,000	257,000	613,000	735,000

Total operating expenses	1,377,000	1,604,000	4,371,000	4,650,000

Operating income	471,000	(444,000)	1,151,000	(564,000)

Interest expense, net	(113,000)	(67,000)	(359,000)	(168,000)
Other expense	(26,000)	(6,000)	(68,000)	(13,000)

Total interest and other expense	(139,000)	(73,000)	(427,000)	(181,000)

Income before income taxes	332,000	(517,000)	724,000	(745,000)

Income taxes	(12,000)	(1,000)	(29,000)	(3,000)

Net income	$320,000	$(518,000)	$695,000	$(748,000)

Basic earnings per share:
Net earnings per share	$0.04	$(0.07)	$0.09	$(0.10)

Weighted average shares outstanding	7,842,000	7,704,000	7,885,000	7,540,000

Diluted earnings per share:
Net earnings per share	$0.04	$(0.07)	$0.09	$(0.10)

Weighted average shares outstanding	7,890,000	7,704,000	7,933,000	7,540,000

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